weaver
Assurance • Tax • Advisory

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-8, (No. 333-248898) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HPK Energy, LP as of December 31, 2019, and the period from inception (August 28, 2019) through December 31, 2019, and to the reference to our firm under the heading "Experts" herein.

Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 5, 2020